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                                                            Exhibit 11.1
                                                            ------------


                           HALTER MARINE GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share data)
                             (Pro forma for 1996)

                                            Six Months Ended
                                               September 30
                                          -----------------------
                                             1997         1997
                                          ----------   ----------

Weighted average number of
    shares outstanding                        27.7          27.0
Net effect of dilutive stock options-
    based on the treasury stock method
    using average market price                 0.9             -
                                             -----         -----
    Total                                     28.6          27.0
                                             =====         =====
Net income                                   $13.2         $ 7.2
                                             =====         =====

Net income per share                         $0.46         $0.27
                                             =====         =====


                                            Three Months Ended
                                               September 30
                                          -----------------------
                                             1997         1996
                                          ----------   ----------
Weighted average number of
    shares outstanding                        27.7          27.0
Net effect of dilutive stock options-
    based on the treasury stock method
    using average market price                 1.3             -
                                             -----         -----
    Total                                     29.0          27.0

Net income                                   $ 7.8         $ 3.9
                                             =====         =====

Net income per share                         $0.27         $0.14
                                             =====         =====

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